80 East Rio Salado Pkwy, Suite 610
Tempe, AZ 85281 USA
PH: +1 480.333.3700
www.MedAire.com
ASX: MDE

CONTACT: MedAire, Inc.

JILL DRAKE

+1.480.333.3700

jdrake@medaire.com

JILL DRAKE

480-333-3700

jdrake@medaire.com

FOR IMMEDIATE RELEASE

MedAire to Provide Medical Training for Bombardier Safety Standdown

TEMPE, Ariz. – Sept. 19, 2007 – Approximately 100 corporate pilots and aviation crewmembers will have the opportunity to earn lifesaving certifications provided by the American Heart Association and MedAire Inc. during the 2007 Bombardier Safety Standdown in Wichita, Kan., Oct. 22-25.

The 11th annual knowledge- and skill-based training event offers safety training to the business aviation industry free-of-charge. At this year’s event, medical education, expertise and equipment provider MedAire, Inc. (ASX:MDE), along with the American Heart Association, will offer two, four-hour training sessions for up to 100 participants, covering basic life support techniques (CPR) and use of Automated External Defibrillators (AED).

Those who successfully complete the course will be awarded AED/CPR certificates by the American Heart Association. The day-long medical training workshop, offered Oct. 22, also includes a second session presented by MedAire Inc., “Mission Critical – Flight Crew Medical Training,” that focuses on crewmember medical training. Participants will learn about crewmember personal health, as well as pre-travel, in-flight and post-mission preventative health and safety tips during a 90-minute lecture. Additionally, hands-on learning stations that include oxygen masks, medical kits, online travel health tools, Dermascan skin tests and more, will educate participants about effective travel health practices and expose them to lifesaving onboard medical equipment, as well as updated CPR/AED standards.

“We’re pleased to offer such valuable training at this year’s Safety Standdown,” said James A. Williams, MedAire CEO. “Our instructors take a hands-on approach, using actual equipment on the aircraft to instruct students on how best to manage medical emergencies. Not only will participants have the opportunity to practice simulated medical scenarios, but they’ll also walk away with American Heart Association AED/CPR certification.”

The 2007 Bombardier Safety Standdown will include a series of additional one-day safety workshops related to maintenance, accountability and international procedures topics. The three-day general session, Oct. 23-25, will include speakers from the FAA, National Business Aviation Association and NASA, among others. Leading physicians, academicians and executives will also share health and safety insights.

“The Safety Standdown provides critical information and training, and is designed to change the way aviation professionals think about safety,” said Bob Agostino, director, Bombardier Flight Operations. “Our general sessions can accommodate only 500 participants, but we already have more than 750 registrations, illustrating just how important this event – and safety, overall – is to the aviation community. MedAire’s more than 20 years of medical aviation experience will bring insight to participants that will result not only in their own personal safety, but also in the safety of those around them.”

Workshop space is limited, and registrations must be complete by Sept. 22. For additional information, visit: www.safetystanddown.com.

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Statements contained in this press release that are not historical facts are forward looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that may cause actual results to differ from the forward-looking statements contained in this press release include, but are not limited to unanticipated trends in the markets served by the Company, changes in health care, telemedicine or insurance regulations, international and domestic economic, competitive and security conditions, governmental regulation and associated legal costs, the Company’s ability to stay abreast of technology demands, and such other factors as are described in the Company’s filings with the U.S. Securities and Exchange Commission.

About MedAire, Inc.

Since 1986, MedAire has provided a life-saving solution of remote medical expertise, education, and equipment for travelers in the aviation and maritime industries. The company prepares its clients with knowledge, confidence, and the right resources and advice to handle remote medical situations. Using 20 years of medical incident data, MedAire continuously develops up-to-date and internationally-compliant products and services to meet the unique needs of the remote traveler. MedAire’s life-saving solution includes 24/7 direct telephonic access to board-certified physicians, medical education, medical kits and defibrillators. Based in Phoenix, AZ, MedAire is listed under MDE on the Australian Stock Exchange and can be found online at www.MedAire.com.